Exhibit 99(a)-2

        LETTER OF TRANSMITTAL

To Tender Shares of Common Stock
of
THE ALPINE GROUP, INC.
Pursuant to the Offering Circular Dated June 23, 2003

Offer to Exchange
up to $10,000,000 aggregate principal amount of
6% Junior Subordinated Notes
for Shares of Common Stock

          THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 22, 2003, UNLESS EXTENDED.

The Exchange Agent:
 AMERICAN STOCK TRANSFER & TRUST COMPANY

By Mail:	By Overnight Courier:	By Hand:
59 Maiden Lane Plaza Level New York, NY 10038	59 Maiden Lane Plaza Level New York, NY 10038	59 Maiden Lane Plaza Level New York, NY 10038

By Facsimile Transmission (For Eligible Institutions Only):
(718) 234-5001

Confirm Receipt of Facsimile by Telephone Only:
(877) 248-6417

        DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OR FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

        This Letter of Transmittal is to be completed by holders of common stock, par value $0.10 per share ("Common Stock"), of The Alpine Group, Inc. either if certificates representing shares of Common Stock ("Common Stock Certificates") are to be forwarded herewith or if delivery of Common Stock is to be made by book-entry transfer to the account maintained by the Exchange Agent at The Depository Trust Company ("DTC") pursuant to the procedures set forth in the Offering Circular under "The Exchange Offer—How to Tender." Stockholders whose Common Stock Certificates are not immediately available or who cannot transmit their Common Stock Certificates (or confirm a book-entry transfer of such Common Stock into the Exchange Agent's account at DTC) and any other documents required hereby to the Exchange Agent so that they are received prior to the Expiration Time (as defined in the Offering Circular) must tender their Common Stock according to the guaranteed delivery procedures set forth in the Offering Circular under "The Exchange Offer—How to Tender." See Instruction 2 to this Letter of Transmittal.

DESCRIPTION OF COMMON STOCK TENDERED

Name(s) and Address(es) of Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on certificate(s))	Common Stock Tendered (Attached additional list, if necessary)

	Certificate Number(s)*	Total Shares Represented by Certificate(s)	Number of Shares Tendered**

Total Number of Shares Tendered

*	Need not be completed by stockholders who deliver Common Stock by book-entry transfer.
**
TO PARTICIPATE IN THE EXCHANGE OFFER, YOU MUST TENDER ALL OF YOUR SHARES—the number of shares tendered must equal the total number of shares represented by the certificate. If you do not indicate an amount, the total number of shares represented by your certificates will be deemed to have been tendered. See instruction 6.
☐	CHECK HERE IF A CERTIFICATE HAS BEEN LOST, DESTROYED OR STOLEN. SEE INSTRUCTION 14.

☐
CHECK HERE IF COMMON STOCK IS BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT AT DTC AND COMPLETE THE FOLLOWING (ONLY FINANCIAL INSTITUTIONS THAT ARE PARTICIPANTS IN DTC MAY DELIVER COMMON STOCK BY BOOK-ENTRY TRANSFER):

Name of Tendering Institution

DTC Account Number

Transaction Code Number

☐
CHECK HERE IF THE COMMON STOCK IS BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT—ENCLOSE A PHOTOCOPY OF SUCH NOTICE OF GUARANTEED DELIVERY AND COMPLETE THE FOLLOWING:

Name(s) of Registered Holder(s)

Window Ticket No. (if any)

Date of Execution of Notice of Guaranteed Delivery

Name of Institution which Guaranteed Delivery

If delivered by book-entry transfer, check box:	☐
Name of Tendering Institution

DTC Account Number

Transaction Code Number

NOTE: SIGNATURE(S) MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

        The common stockholder(s) whose signature(s) appear(s) hereon (the "Stockholder") hereby tenders to The Alpine Group, Inc., a Delaware corporation (the "Company"), the above-described shares of Common Stock pursuant to the Company's offer as contained in the Offering Circular dated June 23, 2003 (the "Offering Circular"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which, with the Offering Circular, together with any amendments or supplements hereto or thereto, collectively constitute the "Exchange Offer") in exchange for the Company's 6% Junior Subordinated Notes (the "Notes"), on the basis of $50.00 principal amount of Notes for every 40 shares of Common Stock. Capitalized terms not defined herein have the meanings set forth in the Offering Circular.

        Upon the terms and subject to the conditions of the Exchange Offer, the Stockholder deposits with you the above-described Common Stock. The Stockholder hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such shares of Common Stock as are being tendered hereby (and any and all shares of capital stock or other securities issued or issuable in respect of such Common Stock) after the acceptance for exchange of such shares of Common Stock. The Stockholder hereby irrevocably constitutes and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of the Stockholder (with full knowledge that such Exchange Agent also acts as the agent of the Company) with respect to such shares of Common Stock and any such securities with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) deliver such shares of Common Stock or transfer ownership of such shares of Common Stock on the account books maintained by DTC, together in either case with all accompanying evidences of transfer and authenticity to or upon the order of the Company upon receipt by the Exchange Agent as the Stockholder's agent of the Notes in the exchange ratio specified above for exchange and (b) receive all benefits (including, without limitation, all payments in lieu of a fraction of a Note, interest, shares and other securities resulting from any distribution, combination or exchange involving such shares of Common Stock) and otherwise exercise all rights of beneficial ownership of such shares of Common Stock and any such securities, all in accordance with the terms of the Exchange Offer.

        The Stockholder hereby represents and warrants that the Stockholder has full power and authority to tender, sell, assign and transfer the shares of Common Stock tendered hereby (and such shares of capital stock or other securities issued in respect thereof) and that the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are purchased by the Company. The Stockholder hereby further represents and warrants that all of the Stockholder's shares of Common Stock are being tendered pursuant to the Exchange Offer. The Stockholder will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the sale, assignment and transfer of the shares of Common Stock and any such securities tendered hereby.

        All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, the death or incapacity of the Stockholder, and every obligation of the Stockholder hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the Stockholder. Except as stated in the Offering Circular, this tender is irrevocable.

        The Stockholder understands that the tender of Common Stock pursuant to any one of the procedures described in the Offering Circular under "The Exchange Offer—How to Tender" and in the instructions hereto will constitute a binding agreement between the Stockholder and the Company upon the terms and subject to the conditions of the Exchange Offer. The undersigned recognizes that under certain circumstances set forth in the Offering Circular, the Company may not be required to accept for exchange any of the shares of Common Stock tendered hereby.

        Unless otherwise indicated in the box entitled "Special Issuance and/or Payment Instructions," please deliver Notes (and, if applicable, Common Stock not exchanged in an over-subscription and a check in lieu of a fraction of a Note) registered in the name of the Stockholder to the Stockholder. Similarly, unless otherwise indicated in the box entitled "Special Delivery Instructions," please send Notes (and, if applicable, Common Stock not exchanged in an over-subscription and a check in lieu of a fraction of a Note) to the Stockholder at the address shown below the signature of the Stockholder. Unless otherwise indicated in the box entitled "Special Issuance and/or Payment Instructions," please credit any shares of Common Stock tendered herewith by book-entry transfer that are not accepted for exchange by crediting the tendering institution's account at DTC. The Stockholder recognizes that the Company has no obligation pursuant to the Special Issuance and/or Payment Instructions to transfer any Common Stock from the name of the registered holder thereof if the Company accepts none of the Common Stock for exchange.

IMPORTANT

STOCKHOLDER: SIGN HERE
(Also complete Substitute Form W-9 below)
(See instruction 1)

Signature(s) of Owner(s)
Dated:

        Must be signed by holder(s) exactly as name(s) appear(s) on Common Stock Certificate(s) tendered or on a security position listing or by person(s) authorized to become holder(s) by endorsements and other documents transmitted herewith. If signature is by trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 8.

Name(s):

Please Print or Type
Capacity (include full title):

Address(es):

Include Zip Code
Area Code and Tel. No(s).:

Tax Identification or Social Security No(s).:
(See Substitute Form W-9)

GUARANTEE OF SIGNATURE(S)
(If required by Instruction 8)
FOR USE BY FINANCIAL INSTITUTIONS ONLY. PLACE MEDALLION GUARANTEE BELOW.

Authorized Signature:

Name:
Please Print or Type
Full Title and Name of Firm:

Address:

Include Zip Code
Area Code and Tel. No.:

Dated:

  SPECIAL ISSUANCE AND/OR PAYMENT INSTRUCTIONS
  (See Instructions 8, 9 and 11)

          To be completed ONLY if Notes, certificates for any shares of Common Stock not accepted for exchange and/or the check paid in lieu of a fraction of a Note are to be issued in the name of someone other than the undersigned, or if any shares of Common Stock delivered by book-entry transfer and not accepted for exchange are to be returned by credit to an account maintained at DTC other than the account at DTC indicated above.

          Issue Notes, certificate(s) representing shares of Common Stock and/or check in lieu of a fraction of a Note to:

Name:

(Please Print or Type)
Address:

(Zip Code)
Taxpayer Identification No. or Social Security No.
(See Substitute Form W-9)
Credit shares of Common Stock delivered by book-entry transfer and not accepted for exchange to the following DTC account:

  SPECIAL DELIVERY INSTRUCTIONS
  (See Instructions 8, 9 and 11)

          To be completed ONLY if Notes, certificates for any shares of Common Stock not accepted for exchange and/or the check paid in lieu of a fraction of a Note are to be sent to someone other than the undersigned, or to the undersigned at an address other than that shown under "Description of Common Stock Tendered."

          Mail Notes, certificate(s) representing shares of Common Stock and/or check in lieu of a fraction of a Note to:

Name:

(Please Print or Type)
Address:

(Zip Code)
Taxpayer Identification No. or Social Security No.
(See Substitute Form W-9)

IMPORTANT TAX INFORMATION

        Under the U.S. federal income tax law, a Stockholder whose tendered Common Stock is accepted for exchange is required by law to provide the Exchange Agent with such Stockholder's correct taxpayer identification number ("TIN") on Substitute Form W-9 below and to certify that such TIN is correct (or that such Stockholder is waiting for a TIN) or otherwise establish a basis for an exemption from backup withholding. If such Stockholder is an individual, generally the TIN is such Stockholder's U.S. social security number. If the Exchange Agent is not provided with the correct TIN, the Stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service pursuant to federal law. In addition, payments with respect to the Notes (including interest) may be subject to backup withholding at 28%. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service provided certain conditions are met.

        Certain holders of securities (including, among others, all corporations and certain foreign individuals and entities) are not subject to backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, generally that Stockholder must attest to that person's exempt status (on Form W-8), under penalties of perjury. To obtain Form W-8, and for instructions on how other exempt recipients can establish their exemptions from backup withholding, see the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9."

Purpose of Substitute Form W-9

        To prevent backup withholding on payments with respect to the Notes made to a Stockholder whose tendered Common Stock is accepted for exchange, the Stockholder is required to notify the Exchange Agent of its correct TIN by completing Substitute Form W-9 certifying (1) that the TIN provided on such Form is correct (or that such Stockholder is awaiting a TIN, in which case the Stockholder should check the box in Part III of the Substitute Form W-9), (2) that such Stockholder is a U.S. person and (3) that (A) such Stockholder is exempt from backup withholding, (B) such Stockholder has not been notified by the Internal Revenue Service that such Stockholder is subject to backup withholding as a result of a failure to report all interest or dividends or (C) the Internal Revenue Service has notified the Stockholder that the Stockholder is no longer subject to backup withholding. The Stockholder must sign and date the Substitute Form W-9 where indicated, certifying, under penalties of perjury, that the information on such Form is correct.

        A nonexempt Stockholder may check the box in Part III of the attached Substitute Form W-9 if such Stockholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If a nonexempt Stockholder checks the box in Part III, such Stockholder must also sign the attached Certification of Awaiting Taxpayer Identification Number in order to prevent backup withholding. Notwithstanding that a Stockholder complies with the foregoing, the Exchange Agent will backup withhold at 28% on payments made to such Stockholder pursuant to the Exchange Offer prior to the time a properly certified TIN is provided to the Exchange Agent.

        Alternatively, a Stockholder that qualifies as an exempt recipient (other than a Stockholder required to complete Form W-8 as described above) should write "Exempt" in Part I of the Substitute Form W-9, enter his correct TIN and sign and date such Form where indicated.

What Number to Give the Exchange Agent

        A Stockholder is required to give the Exchange Agent the TIN of the record owner of the Common Stock. If the Common Stock is in more than one name or is not in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report. If "Special Issuance and/or Payment Instructions" above have been completed, the TIN(s) of the person(s) in whose name(s) the Notes are to be registered and the payee(s) of the check for fractional interests, as specified therein, are required to be given to the Exchange Agent.

TO BE COMPLETED BY ALL TENDERING STOCKHOLDERS
(See Instruction 10)

SUBSTITUTE FORM W-9
Department of the Treasury—Internal Revenue Service

PAYER'S REQUEST FOR TAXPAYER IDENTIFICATION NUMBER (TIN)
(Please read Guidelines for Certification of Taxpayer Identification Number on
Substitute Form W-9 ("Guidelines") before completing this form)

RETURN THIS FORM TO EXCHANGE AGENT WITH OTHER DOCUMENTS

PAYER: American Stock Transfer & Trust Company

PART I: Enter your taxpayer identification number on the appropriate line below. For individuals, this is your social security number. However, if you are a resident alien OR a sole proprietor, see Guidelines. For other entities, it is your employer identification number. If you do not have a number, see Guidelines. Note: If the account is in more than one name, see Guidelines for instructions on whose number to enter.

Social security number	or	Employer identification number

PART II: Certification

Under penalties of perjury, I certify that:

  (1)
  The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me);

  (2)
  I am not subject to backup withholding because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest and dividend income or (c) the IRS has notified me that I am no longer subject to backup withholding; and

  (3)
  I am a U.S. person (including a U.S. resident alien).

Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

Signature:	Date:

Name (If joint names, list first and circle name of the person or entity whose number you entered in Part I above):

(Please Print or Type)

PART III: Awaiting TIN ☐

        NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE EXCHANGE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INFORMATION.

        YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART III OF SUBSTITUTE FORM W-9.

CERTIFICATION OF AWAITING TAXPAYER IDENTIFICATION NUMBER

        I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (i) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (ii) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number, 28% of all reportable payments made to me thereafter will be withheld until I provide a taxpayer identification number to the Exchange Agent.

Signature:	Date:
Name:
(Please Print or Type)

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Exchange Offer

        1.    Delivery of Letter of Transmittal and Common Stock.    Common Stock Certificates (or confirmation of a book-entry transfer of such Common Stock into the Exchange Agent's account at DTC), together with a properly completed and duly executed Letter of Transmittal or manually signed facsimile hereof, or an Agent's Message in the case of a book-entry transfer, and any other documents required by this Letter of Transmittal, should be transmitted to the Exchange Agent at the appropriate address set forth herein and must be received by the Exchange Agent prior to the Expiration Time (as defined in the Offering Circular).

        2.    Guarantee of Delivery.    Stockholders whose Common Stock Certificates are not immediately available or who cannot deliver their Common Stock Certificates and all other required documents to the Exchange Agent by the Expiration Time must tender their Common Stock pursuant to the guaranteed delivery procedures set forth in the Offering Circular under "The Exchange Offer—How to Tender." Pursuant to such procedures: (a) such tender must be made by or through an Eligible Institution; (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Company, must be received by the Exchange Agent prior to the Expiration Time; and (c) the Common Stock Certificates evidencing all tendered Common Stock in proper form for transfer, or a confirmation of a book-entry transfer into the Exchange Agent's account at DTC of all Common Stock delivered electronically, in each case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile hereof), with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message), and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent within three trading days after the date of execution of such Notice of Guaranteed Delivery, all as provided in the Offering Circular under "The Exchange Offer—How to Tender."

        Issuance of Notes in exchange for Common Stock tendered and accepted for exchange pursuant to the Exchange Offer (and, if applicable, cash in lieu of a fraction of a Note) will be made only against timely deposit of Common Stock Certificates (or confirmation of a book entry transfer of such Common Stock into the Exchange Agent's account at DTC), a properly completed and duly executed Letter of Transmittal, or an Agent's Message in the case of a book-entry transfer, and any other required documents.

        3.    Method of Delivery of Letter of Transmittal and Certificates.    The method of delivery of this Letter of Transmittal, the Common Stock Certificates (or confirmation of a book-entry transfer of such Common Stock into the Exchange Agent's account at DTC) and any other required documents is at the option and risk of the Stockholder but, except as otherwise provided in Instruction 2 above, the delivery will be deemed made only when actually received by the Exchange Agent. If such delivery is by mail, it is suggested that registered mail with return receipt requested, properly insured, be used.

        4.    No Conditional Tenders.    The Company is not obligated to accept any alternative, conditional, irregular or contingent tenders.

        5.    Inadequate Space.    If the space provided in the box entitled "Description of Common Stock Tendered" of this Letter of Transmittal is inadequate, the Common Stock Certificate numbers and number of shares tendered should be listed on a separate signed schedule to be affixed hereto.

        6.    No Partial Tenders.    Stockholders who wish to accept the Exchange Offer must tender all of their shares of Common Stock. Issuance of Notes (and, if applicable, cash in lieu of a fraction of a Note) in exchange for shares of Common Stock will be made only against deposit of tendered shares of Common Stock representing all shares held by such Stockholder. The entire number of shares of Common Stock deposited with the Exchange Agent will be deemed to have been tendered if no amount is indicated.

        Tendered shares of Common Stock not accepted for exchange by the Company, including as a result of proration, if any, will be returned without expense to the tendering holder of such shares of Common Stock (or, in the case of the shares of Common Stock tendered by book-entry transfer into the Exchange Agent's account at DTC, such shares of Common Stock will be credited to an account maintained at DTC) as promptly as practicable following the Expiration Time, subject to delays, if any, resulting from proration.

        7.    Denominations.    The Notes will be issued only in denominations of $50.00 and integral multiples thereof. If the tender of a Stockholder's shares would result in the issuance of a Note of an unauthorized denomination, the tendering Stockholder will receive cash in lieu of a fraction of a Note at the Exchange Offer rate of $1.25 per share. If, for example, a Stockholder owns and validly tenders 175 shares of Common Stock, that Stockholder will receive a Note in the principal amount of $200 in exchange for 160 shares and $1.25 in cash for each of that Stockholder's remaining 15 shares. Stockholders who own less than 40 shares may still tender their shares in the Exchange Offer, but will receive cash only ($1.25 for each share validly tendered).

        8.    Signatures on Letter of Transmittal and Endorsements; Guarantee of Signatures.    If this Letter of Transmittal is signed by the holder of the Common Stock tendered hereby, the signature must correspond with the name as written on the face of the Common Stock Certificates without alteration, enlargement or any change whatsoever.

        If the shares of Common Stock tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

        When this Letter of Transmittal is signed by the holder or holders of the Common Stock Certificates transmitted hereby, no endorsement of Common Stock Certificates is required. If, however, the Notes are to be issued to someone other than the registered holder, then endorsements of Common Stock Certificates transmitted hereby are required. Signatures on such Certificates must be guaranteed by an Eligible Institution.

        If this Letter of Transmittal is signed by a person other than the holder or holders of the Common Stock Certificates tendered hereby, the Common Stock Certificates must be endorsed and signed exactly as the name or names of the holder or holders appear on the Common Stock Certificates. Signatures on such Certificates must be guaranteed by an Eligible Institution.

        If this Letter of Transmittal or any Common Stock Certificates are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Company of their authority so to act must be submitted.

        Signatures on Common Stock Certificates required by this Instruction 8 must be guaranteed by an Eligible Institution.

        Signatures on this Letter of Transmittal need not be guaranteed by an Eligible Institution, provided the Common Stock Certificates are tendered (i) by a holder of such shares who has not completed the box entitled "Special Issuance and/or Payment Instructions" or "Special Delivery Instructions" on this Letter of Transmittal or (ii) for the account of an Eligible Institution.

        9.    Transfer Taxes.    The Company will pay any transfer taxes applicable to the transfer of Common Stock to it or its order pursuant to the Exchange Offer. If, however, delivery of Notes is to be made to, or is to be registered or issued in the name of, any person other than the holder of, the Common Stock tendered hereby, or if the Common Stock tendered hereby is registered in the name of any person other than the person signing this Letter of Transmittal, or if for any reason other than the transfer of Common Stock to the Company or its order pursuant to the Exchange Offer a transfer tax is imposed, the amount of any such transfer taxes (whether imposed on the holder or any other person) will be payable by the tendering Stockholder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes due will be billed directly to such tendering Stockholder.

        Except as provided in this Instruction 9, it will not be necessary for transfer tax stamps to be affixed to the Common Stock Certificates listed in this Letter of Transmittal.

        10.    Substitute Form W-9.    The tendering Stockholder is required to provide the Exchange Agent with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, unless an exemption applies. Failure to provide the information on the form may subject the tendering Stockholder to backup withholding tax of 28% on payments with respect to the Notes (including interest). If the tendering Stockholder has not been issued a TIN and has applied for a number, the tendering Stockholder should check the box in Part III of the Substitute Form W-9. If the Exchange Agent is not provided with a TIN within 60 days, the Exchange Agent will withhold 28% of all such payments until a TIN is provided to the Exchange Agent. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional information concerning Substitute Form W-9 and backup withholding, including information on exemptions from backup withholding.

        11.    Special Issuance and Delivery Instructions.    If Notes and/or shares of Common Stock and/or a check for fractions of Notes are to be issued in the name of or delivered to a person other than the signer of this Letter of Transmittal or to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed.

        12.    Waiver of Conditions.    The Company reserves the absolute right to waive any of the specified conditions in the Exchange Offer in the case of any shares of Common Stock tendered.

        13.    Requests for Assistance or Additional Copies.    Requests for assistance or additional copies of the Offering Circular and this Letter of Transmittal may be directed to the Company at (201) 549-4400, or to your broker, dealer, commercial bank or trust company.

        14.    Lost, Destroyed or Stolen Certificates.    If any certificate(s) representing shares of Common Stock has been lost, destroyed or stolen, the holder should promptly notify the Company's transfer agent for the Common Stock, American Stock Transfer & Trust Company, at (800) 937-5449 and check the box under "Description of Common Stock Tendered" indicating that shares of Common Stock have been lost, destroyed or stolen. The holder will then be instructed as to the procedure to be followed in order to replace the certificate(s). This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, destroyed or stolen certificates have been followed.

        IMPORTANT: Common Stock Certificates (or confirmation of a book-entry transfer of such Common Stock into the Exchange Agent's account at DTC), together with a properly completed and duly executed Letter of Transmittal or manually signed facsimile hereof, or an Agent's Message in the case of a book-entry transfer, and any other documents required by this Letter of Transmittal, or a Notice of Guaranteed Delivery, should be transmitted to the Exchange Agent at the appropriate address set forth herein and must be received by the Exchange Agent prior to the Expiration Time (as defined in the Offering Circular).